Exhibit 99.1
Rapid Micro Biosystems Reports Third Quarter 2024 Financial Results
•Reports record third quarter 2024 revenue of $7.6 million, representing growth of 24% compared to the third quarter of 2023
•Placed seven Growth Direct® systems in the third quarter of 2024, marking the highest number of system placements since the third quarter of 2021
◦Included a multi-system order at an additional site of an existing top 20 global pharma customer as part of their global Growth Direct system rollout
•Achieved inflection in gross margins to positive 8%, representing a significant company milestone and a 35 percentage point improvement compared to the third quarter of 2023
•Reaffirms full year 2024 total revenue guidance of at least $27.0 million, representing growth of at least 20% compared to the full year 2023

Lexington, MA, November 1, 2024 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, today announced its financial results for the third quarter ended September 30, 2024.
"We are pleased to report record quarterly revenue, accelerating system placements and a positive inflection in our gross margins in the third quarter,” said Robert Spignesi, President and CEO. "The third quarter included a multi-system order from an existing top 20 pharma customer as they expand their Growth Direct footprint to new sites, and we remain actively engaged with several other customers planning global deployments of the Growth Direct system. We are excited about the continued momentum in the business, committed to consistent execution of our strategic priorities and confident in our path to enhancing shareholder value."
Third Quarter Financial Results
Total revenue for the third quarter of 2024 increased 24% to $7.6 million compared to $6.1 million in the third quarter of 2023. The Company placed seven new Growth Direct® systems and completed the validation of four customer systems compared to five placements and four validations in the third quarter of 2023. Product revenue increased by 25% to $5.3 million, compared to $4.2 million in the third quarter of 2023. Service revenue increased by 21% to $2.3 million, compared to $1.9 million in the third quarter of 2023. Recurring revenue increased by 8% to $3.7 million, compared to $3.4 million in the third quarter of 2023.
Total cost of revenue was $7.0 million in the third quarter of 2024, a decrease of 10% compared to $7.8 million in the third quarter of 2023. Gross margin was positive $0.6 million, or positive 8%, compared to negative $1.6 million or negative 27% in the third quarter of 2023.
Total operating expenses were $12.7 million in the third quarter of 2024, essentially flat compared to the prior year. General and administrative expenses decreased by 9%, research and development expenses increased by 16%, and sales and marketing expenses decreased by 3% compared to the third quarter of 2023.
Net loss for the third quarter of 2024 was $11.3 million, compared to $13.4 million in the third quarter of 2023. Net loss per share for the third quarter of 2024 was $0.26, compared to $0.31 in the third quarter of 2023.
Cash, cash equivalents and short-term investments were approximately $61 million, and the Company had no debt outstanding as of September 30, 2024.
2024 Outlook
The Company is reaffirming its full year 2024 total revenue guidance of at least $27.0 million, representing growth of at least 20% compared to full year 2023, and the placement of at least 20 systems.

Webcast Details
The Company will host a conference call before the market opens today, November 1, 2024, at 9:00 a.m. ET to discuss its third quarter 2024 financial results. The live call is accessible on the Company’s website at investors.rapidmicrobio.com and will be archived and available for replay for one year.
About Rapid Micro Biosystems
Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct system automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct system brings the quality control lab to the manufacturing floor, unlocking the power of MQC automation to deliver the faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered Lexington, Massachusetts and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Switzerland, Germany, and the Netherlands. For more information, please visit www.rapidmicrobio.com or follow the Company on X (formerly known as Twitter) at @rapidmicrobio or on LinkedIn.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s guidance, including with respect to full year 2024 revenue and number of Growth Direct placements; the Company's ability to execute its strategic priorities and enhance shareholder value; and expected deployments of Growth Direct systems.
In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to risks related to, the Company's ability to achieve positive cash flow without requiring additional financing; the Company's ability to achieve its business objectives, including the impact of the Company's previously-announced operational efficiency plan; the Company's significant losses since inception; the Company’s ability to meet its publicly announced guidance and other expectations about its business and operations; the Company’s limited experience in marketing and sales and the effectiveness of its sales processes; the Company’s need to develop new products and adapt to technological changes; the Company’s ability to establish and maintain its position as a leading provider of automated microbial quality control testing; the Company’s ability to maintain its manufacturing facility; the Company's ability to improve the gross margins of its products and services; risks related to third-parties; the Company’s ability to retain key management and other employees; risks related to regulatory and intellectual property matters; risks related to supply chain disruptions and the impact of inflation; the impact of macroeconomic volatility; and the other important factors outlined under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of its website at investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Investor Contact
Michael Beaulieu, CFA
Vice President, Investor Relations and Corporate Communications
investors@rapidmicrobio.com
Media Contact
media@rapidmicrobio.com

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Product revenue	$5,255	$4,200	$13,505	$10,693
Service revenue	2,349	1,945	6,328	5,489
Total revenue	7,604	6,145	19,833	16,182
Costs and operating expenses:
Cost of product revenue	5,314	5,691	15,404	15,361
Cost of service revenue	1,668	2,085	5,519	6,134
Research and development	3,609	3,116	11,195	9,502
Sales and marketing	3,376	3,498	10,284	10,161
General and administrative	5,676	6,204	17,121	19,399
Total costs and operating expenses	19,643	20,594	59,523	60,557
Loss from operations	(12,039)	(14,449)	(39,690)	(44,375)
Other income (expense):
Interest income, net	768	1,093	2,589	3,169
Other expense, net	(39)	(26)	(91)	(66)
Total other income, net	729	1,067	2,498	3,103
Loss before income taxes	(11,310)	(13,382)	(37,192)	(41,272)
Income tax expense	13	10	31	23
Net loss	$(11,323)	$(13,392)	$(37,223)	$(41,295)
Net loss per share — basic and diluted	$(0.26)	$(0.31)	$(0.86)	$(0.96)
Weighted average common shares outstanding — basic and diluted	43,668,656	43,080,095	43,510,911	42,985,184

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$22,044	$24,285
Short-term investments	38,788	67,768
Accounts receivable	3,740	5,532
Inventory	21,253	19,961
Prepaid expenses and other current assets	2,109	2,869
Total current assets	87,934	120,415
Property and equipment, net	11,563	12,832
Right-of-use assets, net	5,420	6,240
Long-term investments	—	2,911
Other long-term assets	642	770
Restricted cash	284	284
Total assets	$105,843	$143,452
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,329	$1,973
Accrued expenses and other current liabilities	7,038	9,907
Deferred revenue	5,360	5,974
Lease liabilities, short-term	1,193	1,132
Total current liabilities	15,920	18,986
Lease liabilities, long-term	5,261	6,214
Other long-term liabilities	289	263
Total liabilities	21,470	25,463
Total stockholders’ equity	84,373	117,989
Total liabilities and stockholders’ equity	$105,843	$143,452

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Cash, Cash Equivalents and Investments
(in thousands)

	September 30, 2024	December 31, 2023
Cash and cash equivalents	$22,044	$24,285
Short-term investments	38,788	67,768
Long-term investments	—	2,911
Cash, cash equivalents and investments	$60,832	$94,964